UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): December 31, 2006

EMVELCO CORP.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1061 ½ N. Spaulding Ave. Los Angeles, CA 90046
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (323) 822-1750

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition of Disposition of Assets

Euroweb International Corp. (“Euroweb”) and its subsidiary Emvelco RE Corp., a Nevada corporation (f/k/a Euroweb RE Corp.) (“ERC”), entered into an Agreement and Plan of Exchange (“Exchange Agreement”) dated December 31, 2006 with Verge Living Corporation, a Nevada corporation (“Verge”) and its sole shareholder, The International Holdings Group Ltd. (“THIG”). The Exchange Agreement closed on December 31, 2006. Pursuant to the Exchange Agreement, ERC issued shares to THIG in exchange for 100% of the outstanding securities of THIG. After the exchange, Euroweb owns 43.33% of ERC and THIG owns 56.67%. Verge became a wholly-owned subsidiary of ERC.

Verge is the owner of real property in downtown Las Vegas, Nevada, where it intends to build 296 condominiums plus commercial space. On June 19, 2006, ERC entered into an Investment Agreement with Verge, pursuant to which ERC, within its sole discretion, has agreed to provide secured loans to Verge not to exceed the amount of $10,000,000.

Under Item 9.01 of the Form 8-K filed on January 5, 2007, Emvelco indicated that the pro forma financial information would be filed by amendment.  After further analysis, the Company determined that pro forma financial information is not required as the resulting dilution of Emvelco’s investment in ERC (as defined above) attributable to the Exchange Agreement is not a disposition as defined by Regulation S-X, Rule 11-01(a)(4).  Additionally, the Company concluded that the acquisition of Verge (as defined above) by ERC is an acquisition of assets (as Verge does not meet the definition of a business based on the criteria in Regulation S-X, Rule 11-01(d)), and Article 11 pro forma financial information is not required for the acquisition of assets.

Item 9.01 Financial Statement and Exhibits

(a)  Financial statements of business acquired

Not applicable

(b) Pro forma financial information

Not applicable

(c) Shell company transactions

Not applicable

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Agreement and Plan of Exchange dated December 31, 2006 (1)

(1) Filed with Form 8-K on January 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EUROWEB INTERNATIONAL CORP.

By:	/s/ YOSSI ATTIA
Name: Yossi Attia Title: Chief Executive Officer

Date:	April 4, 2007
Los Angeles, California